Exhibit 4.2

EXECUTION VERSION

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 11, 2015.

WARRANT AGREEMENT

THIS WARRANT AGREEMENT is dated September 10, 2014, among Golden Minerals Company, a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively as warrant agent (the “Warrant Agent”), and Sentient Global Resources Fund IV, L.P. (the “Holder”).

RECITALS

A.                                    The Company proposes to issue to the Holder a warrant (the “Warrant”) to acquire up to 2,900,000 shares of common stock, $0.01 par value (“Common Stock”), of the Company, subject to adjustment as provided herein (the “Warrant Shares”), at an initial price of $1.21 per share (the “Exercise Price”); and

B.                                    The Warrant Agent is willing to serve as warrant agent in connection with the issuance of the Warrant, maintaining its book-entry system or, in the alternative, issuing a certificate evidencing the Warrant (the “Warrant Certificate”), and the other matters as provided herein subject to the express terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrant and the respective rights and obligations thereunder of the Company, the Warrant Agent and the Holder, the parties hereby agree as follows:

1.                                      Definitions.  For the purposes of this Warrant Agreement, the following terms shall have the following meanings:

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8(c)) of shares of Common Stock (other than rights of the type described in Section 8(a) or 8(b) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock, restricted stock, standard options, stock appreciation and similar and customary employee incentive rights to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

“Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the close of business on the Trading Day immediately following the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), (ii) an expected volatility equal to the greater of 50% and the 100-day volatility obtained from the HVT function on Bloomberg and (iii) the underlying price per share used in such calculation shall be the highest Closing Sale Price for any Trading Day during the ten (10) Trading Day period ending on and including the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the City of New York or the State of New Jersey are authorized or required by law or other government action to close.

“Closing Sale Price” of a share of Common Stock on any date shall mean (i) if the shares of Common Stock are traded on the NYSE MKT or any other U.S. national securities exchange, the closing trade price of one share of Common Stock on such date; (ii) if the shares of Common Stock are not traded on the NYSE MKT or any other U.S. national securities exchange but are traded on the Toronto Stock Exchange (“TSX”), the closing trade price on such date; (iii) if the shares of Common Stock are not quoted on any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last bid price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not quoted on any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last bid quoted on such day in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then the fair market value as determined, in good faith, by the Board of Directors of the Company.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Common Stock Equivalents” means any capital stock or other security of the Company or any of its subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Date of Exercise” means the date on which the Holder shall have delivered to the Warrant Agent an Election to Purchase in the form attached hereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Excluded Securities” means any Common Stock issued or issuable: (i) to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Stock Plan, (ii) upon the conversion or exercise of Common Stock Equivalents (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Common Stock Equivalents is not lowered, none of such Common Stock Equivalents are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents are otherwise materially changed in any manner that adversely affects the Holder; (iii) to Persons in connection with a joint venture, strategic alliance or other commercial relationship with such Person (including Persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital; and (iv) in connection with a transaction for the purpose of acquiring, directly or indirectly, another business or its tangible or intangible assets.

“Expiration Date” means 5:00 p.m., New York time, on the date five years after the Initial Issuance Date.

“Initial Exercise Date” means March 11, 2015.

“Initial Issuance Date” means September 10, 2014.

“Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are traded on the NYSE MKT or any other U.S. national securities exchange, the Volume Weighted Average Price of one share of Common Stock for the three Trading Days immediately preceding such date; (ii) if the shares of Common Stock are not traded on the NYSE MKT or any other U.S. national securities exchange but are traded on the Toronto Stock Exchange (“TSX”), the Volume Weighted Average Price of one share of Common Stock for the three Trading Days immediately preceding such date; (iii) if the shares of Common Stock are not quoted on any such market or listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not quoted on any such market, listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined, in good faith, by the Board of Directors of the Company.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means a corporation, association, partnership, limited liability corporation, organization, business, individual, government or political subdivision thereof or governmental agency or any other entity.

“Trading Day” means (i) a day on which the shares of Common Stock are traded on the NYSE MKT or such other U.S. national securities exchange on which the shares of Common Stock are then listed or quoted, (ii) if the shares of Common Stock are not traded on the NYSE MKT or any other U.S. national securities exchange but are traded on the TSX, a day on which the shares of Common Stock are traded on the TSX, (iii) if the shares of Common Stock are not listed on any such exchange or market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iv) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Common Stock are not listed or quoted as set forth in clause (i), (ii), (iii) or (iv) hereof, then Trading Day shall mean a Business Day; and provided further that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours.

“Volume Weighted Average Price” means (i) the volume weighted average sale price on the NYSE MKT as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to the Company and the Warrant Agent (“Bloomberg”), or (ii) if the Company’s Common Stock is not listed on the NYSE MKT, the volume weighted average sale price of such security on the TSX as reported by Bloomberg.

2.                                      Form of Warrant Certificate.

(a)                                 If the Warrant Agent issues a Warrant Certificate, the Warrant Certificate shall be issued in registered form only as a definitive Warrant Certificate and shall be substantially in the form attached hereto as Exhibit A, shall be dated the date of issuance thereof (whether upon initial issuance, register of transfer, exchange or replacement) and shall bear such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company or the Warrant Agent may deem appropriate, which may include limitation legends required from time to time by international jurisdictions into which the Warrant or Warrant Shares are initially issued, and as are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties, liabilities and protections of the Warrant Agent.  The Warrant Certificate evidencing the Warrant to purchase the number of shares of Common Stock specified on the Warrant Certificate shall be signed by, or bear the PDF signature of, the Chief Executive Officer, Chief Financial Officer or Secretary of the Company.  In the event the person whose PDF signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(b)                                 Effect of Countersignature.  If the Warrant Agent issues a Warrant Certificate, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant Certificate shall be invalid and of no effect and may not be exercised by the holder thereof.  Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.  The Warrant Agent can sign by either manual or facsimile signature.

(c)                                  Warrant Register.  The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrant.  Upon the initial issuance of the Warrant, the Warrant Agent shall issue and register the Warrant in the name of the Holder in such denominations and otherwise in accordance with written instructions delivered to the Warrant Agent by the Holder.  The Company and the Warrant Agent may deem and treat the registered Holder of the Warrant as the absolute owner of the Warrant represented thereby for the purpose of any exercise thereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

(d)                                 Registration of Transfers.  The Warrant Agent shall register the transfer of any portion the Warrant in the Warrant Register, upon surrender of the Warrant Certificate representing the Warrant, if the Warrant is certificated, with the Form of Assignment properly completed and duly signed, to the Warrant Agent at its office designated for such purpose.  In connection with any such registration or transfer, the Holder requesting transfer of the Warrant must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

If the Warrant is certificated, upon any such registration or transfer, the Company shall execute and the Warrant Agent shall countersign a new Warrant Certificate, substantially in the form attached hereto as Exhibit A (any such new Warrant Certificate, a “New Warrant Certificate”), evidencing the portion of the Warrant Certificate so transferred, which shall be issued to the transferee, and a New Warrant Certificate evidencing the remaining portion of the Warrant Certificate not so transferred, if any, shall be issued to the transferring Holder subject to applicable law and the reasonable requirements of the Warrant Agent, which requirements shall include reasonable evidence of authority to transfer.  Such evidence of authority shall include a signature guarantee form from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent.  The delivery of the New Warrant Certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant Certificate.  In the event that the Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel the Warrant and issue a new Warrant in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant must also bear a restrictive legend.  The Warrant Agent shall not be required to effect any registration of transfer or exchange that will result in the issuance of a Warrant Certificate for a fraction of a Warrant.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrant Certificate required to be issued pursuant to the provisions of this Section 2(d), and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with the Warrant Certificate duly executed on behalf of the Company for such purpose.

(e)                                  Legends.

(i)                                     Any certificate representing Warrant Shares issued upon the exercise of the Warrant will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF (C), (D) OR (E), THE HOLDER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.”

provided, the legend may be removed by delivery to the Company of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act, state securities laws or applicable Canadian securities laws.

(ii)                                  The Holder covenants and agrees that it will not, during the period ending on the date that is four (4) months plus one (1) day after the date of issuance of the Warrant, sell or otherwise effect a trade of the Warrant to any person resident in any province or territory of Canada (collectively, the “Canadian Jurisdictions”) or any person acquiring such Warrant for the benefit of another person resident in any Canadian Jurisdiction, other than in a transaction made in compliance with the prospectus and registration requirements of applicable Canadian securities laws or which otherwise is made in reliance on any available exemptions therefrom (and the Company may require evidence of such compliance).  The Holder further agrees and acknowledges that if the Warrant is legally sold in any Canadian Jurisdiction, or to a resident of any Canadian Jurisdiction, within four months after the Initial Issuance Date, the Warrant and any replacement Warrant issued within four months after the Initial Issuance Date shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE JANUARY 11, 2015.”

The Company shall provide written instructions to the Warrant Agent whenever the foregoing legend is to be affixed to any Warrant Certificate, and until such written instructions are received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such legend should be affixed to any Warrant Certificate.

3.                                      Term of Warrant.  The Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Initial Exercise Date to and including the Expiration Date.  At 5:00 p.m., New York time on the Expiration Date, any portion of the Warrant not exercised prior thereto shall be and become void and of no value.

4.                                      Exercise of Warrant and Delivery of Warrant Shares.

(a)                                 A registered Holder may exercise the Warrant through a cashless exercise (a “Cashless Exercise”), which will be calculated by the Company and provided in writing to the Warrant Agent pursuant to Section 4(b) below, or if, and only if, an effective registration statement is then available for the issuance of the Warrant Shares, the registered Holder may exercise the Warrant through a cash exercise (a “Cash Exercise”).

(b)                                 The Holder may effect a Cashless Exercise, which will be calculated by the Company and provided in writing to the Warrant Agent, by surrendering a Warrant Certificate, if the Warrant is certificated, to the Warrant Agent and noting on the Election to Purchase that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue, or cause to be issued, to the Holder the number of Warrant Shares determined as follows:

	X	=	Y × (A-B)/A

where:	X	=	the number of Warrant Shares to be issued to the Holder;

	Y	=	the number of Warrant Shares with respect to which the Warrant is being exercised;

	A	=	the Market Price as of the Date of Exercise; and

	B	=	the Exercise Price.

Upon receipt of an Election to Purchase indicating a cashless exercise, the Warrant Agent will promptly deliver a copy of the Election to Purchase to the Company to confirm the number of Warrant Shares issuable in connection with the Cashless Exercise.  The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation to calculate, the number of Warrant Shares issuable in connection with any Cashless Exercise.  The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or this Agreement.  In the event of a Cashless Exercise, the Company shall provide the Warrant Agent with the cost basis for all securities issued pursuant to such Cashless Exercise prior to the issuance of such securities.  In the event of a Cash Exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued securities as the Exercise Price thereof.

(c)                                  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 4(e)), the Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date but prior to 5:00 p.m., New York time on the Expiration Date, in whole or in part, by delivery of a properly completed and duly signed Election to Purchase, in the form attached hereto, payment (if the Holder did not notify the Company in such Election to Purchase that such exercise was made pursuant to a Cashless Exercise) to the Warrant Agent of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which the Warrant was so exercised (the “Aggregate Exercise Price”), in the form of a certified check, bank draft or via wire transfer, payable to the order of the Warrant Agent, in immediately available funds, and the Warrant Certificate evidencing the Warrant being exercised, if such Warrant is certificated.  Execution and delivery of an Election to Purchase with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant Certificate with respect thereto and issuance of a new Warrant Certificate evidencing the right to purchase the remaining number of Warrant Shares.  If the Warrant is certificated, execution and delivery of an Election to Purchase for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the Warrant Certificate with respect thereto after delivery of the Warrant Shares in accordance with the terms hereof.  On or before the first (1st) Trading Day following the date on which the Company has received an Election to Purchase, the Company shall transmit by email an acknowledgment of confirmation of receipt of such Election to Purchase to the Holder and the Company’s transfer agent (the “Transfer Agent”) and Warrant Agent.  On or before the third (3rd) Trading Day following the date on which the Company has received such Election to Purchase, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Election to Purchase, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Election to Purchase, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Election to Purchase), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of an Election to Purchase and all other required documents, in form and substance reasonably acceptable to the Company, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which such Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be).  If the Warrant is submitted in connection with any exercise pursuant to this Section 4(c) and the number of Warrant Shares represented by the Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon such exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the second (2nd) Trading Day after the Company’s receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant.  Subject to Section 2(e), for so long as there is a then effective registration statement covering the issuance of the Warrant Shares or if the Holder effects a Cashless Exercise, the Warrant Shares shall be issued free of all restrictive legends.

(d)                                 If the Company shall fail, for any reason or for no reason, to issue to the Holder within the later of (i) three (3) Trading Days after receipt of the applicable Election to Purchase and (ii) two (2) Trading Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Election to Purchase.

(e)                                  The Holder shall not have the right to exercise any portion of the Warrant, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Election to Purchase, the Holder (together with such Holder’s affiliates (as defined in Rule 13e-3 of the rules and regulations promulgated under the Exchange Act, an “Affiliate”)), and any other Persons acting as a group together with such Holder or any of such Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrant beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company exercisable for or convertible into Common Stock that are subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 4(e) applies, the determination of whether the Warrant owned by the Holder is exercisable (in relation to other securities owned by such Holder together with its Affiliates) and of which portion of the Warrant owned by such Holder is exercisable shall be in the sole discretion of such Holder, and the submission of an Election to Purchase shall be deemed to be such Holder’s determination of whether the Warrant owned by such Holder is exercisable (in relation to other securities owned by such Holder together with any of its Affiliates) and of which portion of such Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company and the Warrant Agent shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within three Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” for the Holder shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant owned by such Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), but may not increase the Beneficial Ownership Limitation to above

9.99% in any event.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of the Warrant.  Notwithstanding the foregoing, the Beneficial Ownership Limitation shall not apply if the Holder (together with such Holder’s Affiliates) beneficially owns, immediately following the transaction in which this Warrant was originally issued, in excess of 9.99% of the shares of Common Stock then outstanding after giving effect to the provisions for calculating beneficial ownership set forth in this Section 4(e).  In addition, notwithstanding the foregoing, the Beneficial Ownership Limitation shall cease to apply as of the second Business Day prior to the Expiration Date upon written notice by the Holder to the Company not less than 65 days prior to such Expiration Date.

(f)                                   Upon receipt of an Election to Purchase, the Warrant Agent shall advise the Company in respect of (a) the number of Warrant Shares indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrant, (b) the instructions of the registered holder provided to the Warrant Agent with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of the definitive Warrant Certificate, as appropriate, evidencing the balance, if any, of the Warrant Shares remaining after such exercise, and (c) such other information as the Company shall reasonably request.  Upon receipt of such information from the Warrant Agent, and clearance of any funds received in payment of the Exercise Price, the Company shall promptly at its expense cause to be issued to the holder of the Warrant the total number of Warrant Shares for which the Warrant is being exercised.  The Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of Warrant Shares or other securities or other consideration to be issued or paid upon any such exercise, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any such determination made by the Company is accurate or correct.  All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of its duties hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).  The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party, and in no event will interest accrue on any funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of the Warrant.  The validity of any exercise of the Warrant will be determined by the Company in its sole discretion and such determination will be final and binding upon the registered holder and the Warrant Agent.  The Company shall promptly inform the registered holder of the invalidity of any exercise of the Warrant.  The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

5.                                      Charges, Taxes and Expenses.  Issuance and delivery of certificates for Warrant Shares shall be made without charge to the Holder for any issue, or transfer agent fee in respect of the issuance of such certificates, all of which shall be paid by the Company; provided, however, that the Company shall not be obligated to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrant in a name other than that of the Holder.  The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring any Warrant or receiving Warrant Shares upon exercise thereof.

6.                                      Replacement of Warrant Certificate.  If the Warrant is certificated, the Warrant Agent shall issue a replacement Warrant Certificate in the event the Warrant Certificate is alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent of an open penalty surety bond satisfactory to it and holding it and the Company harmless, absent written notice to the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser.  If the Warrant is certificated, the Warrant Agent may, at its option, issue a replacement Warrant Certificate in the event the Warrant Certificate is mutilated, upon presentation thereof without such indemnity.

7.                                      Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of the Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of the Warrant (taking into account the adjustments and restrictions of Section 8).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, and be fully paid and nonassessable.  The Company shall provide an opinion of counsel prior to the Initial Issuance Date.  The opinion shall state that the Warrant or Warrant Shares, as applicable, are validly issued, fully paid and non-assessable.

8.                                      Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of each Warrant then outstanding are subject to adjustment from time to time as set forth in this Section 8; provided, that the Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an adjustment event has occurred or to calculate any of the adjustments set forth herein.

(a)                                 Stock Dividends and Splits.  If the Company, (i) pays a stock dividend on its Common Stock, (ii) subdivides outstanding shares of Common Stock into a greater number of shares, or (iii) combines outstanding shares of Common Stock into a lesser number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Extraordinary Transactions.

(i)                                     If, (1) the Company effects any merger, amalgamation, arrangement, or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer by the Company is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, an “Extraordinary Transaction”), then the Holder’s Warrant will become the right thereafter to receive, upon exercise of its Warrant, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Extraordinary Transaction if it had been, immediately prior to such Extraordinary Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the relevant Warrant (the “Alternate Consideration”) in lieu of Common Stock.  The aggregate Exercise Price for the Warrant will not be affected by any such Extraordinary Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in an Extraordinary Transaction, then the Holder, to the extent practicable, shall be given the same choice as to the Alternate Consideration it receives upon any exercise of its Warrant following such Extraordinary Transaction.  In addition, at the request of the Holder, upon surrender of the Holder’s Warrant, any successor to the Company or surviving entity in such Extraordinary Transaction shall issue to such Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to an Extraordinary Transaction.

(ii)                                  Notwithstanding anything in clause (i) above to the contrary, in the event of an Extraordinary Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Extraordinary Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Extraordinary Transaction.  As used herein, “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on the Bloomberg Financial Markets (“Bloomberg”) determined as of the day of consummation of the applicable Extraordinary Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the closing of the applicable Extraordinary Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 50% and the 100-day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Extraordinary Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Extraordinary Transaction and (D) a remaining option time equal to the time between the date of the closing of the applicable Extraordinary Transaction and the Expiration Date.  For purposes of the foregoing, the value of any non-cash consideration in any Extraordinary Transaction will be determined in good faith by the Board of Directors of the Company or Successor Entity, (1) “Successor Entity” means the Person (as defined below) (or, if so elected by the Holder, the Parent Entity (as defined below)) formed by, resulting from or surviving any Extraordinary Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Extraordinary Transaction shall have been entered into, (2) “Eligible Market” means the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing), (3) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Extraordinary Transaction.

(c)                                  Adjustment Upon Issuance of Shares of Common Stock.  If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 8(c) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Applicable Price shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(1)                                 the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect, plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(2)                                 the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

For purposes of determining the adjusted Exercise Price under this Section 8(c), the following shall be applicable:

(i)                                     Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 8(c)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the lower of (x) the exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option and (y) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of any such Option or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.  For clarification purposes and without limiting the foregoing, in calculating the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” paid or payable to the Company pursuant to this Section 8(c)(i), any amounts paid or payable to the holder of such Option (or any other Person) upon such conversion, exercise or exchange of such Option shall reduce the value of the consideration paid or payable to the Company in such conversion, exercise or exchange and/or, as the case may be, the value of any other consideration or benefit conferred.

(ii)                                  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 8(c)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the lower of (x) the conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof and (y) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 8(c)(ii), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.  For clarification purposes and without limiting the foregoing, in calculating the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” paid or payable to the Company pursuant to this Section 8(c)(ii), any amounts paid or payable to the holder of such Convertible Security (or any other Person) upon conversion or exercise (as applicable) of such Convertible Security shall reduce the value of the consideration paid or payable to the Company in such conversion, exercise or exchange and/or, as the case may be, the value of any other consideration or benefit conferred.

(iii)                               Change in Option Price or Rate of Conversion.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 8(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 8(c)(iii) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)                              Calculation of Consideration Received.  If any Option or Convertible Security or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the Volume Weighted Average Price of such security for each of the three (3) Trading Days immediately preceding the date of receipt.  The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Warrant Agent.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Warrant Agent.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)                                 Omitted.

(vi)                              Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d)                                 Omitted.

(e)                                  Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

(f)                                   Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will reasonably promptly calculate such adjustment in accordance with the terms of this Agreement and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or type of Alternate Consideration issuable upon exercise of the Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based, and deliver such written certificate to the Warrant Agent.  Until such written certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such adjustments have been made, and the Warrant Agent shall have no duty or obligation to investigate or confirm whether any of the Company’s determination are accurate or correct.  The Company will also reasonably promptly (but in any event within ten Business Days) deliver to the Holder upon written request a copy of each such certificate.  The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Warrant Price or the number of shares issuable upon exercise of the Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement.  The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.  The form of Warrant Certificate need not be changed because of any adjustment hereunder, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrant initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof (including any of the rights, duties, obligations and liabilities of the Warrant Agent), and any Warrant thereafter issued or countersigned, whether in exchange or substitution for the Warrant or otherwise, may be in the form as so changed.

(g)                                  Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Warrant Agent and the Holder a notice describing the material terms and conditions of such dividend, distribution or transaction.  Notwithstanding anything to the contrary in this Section 8(g), the failure to deliver any notice under this Section 8(g) or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9.                                      Reserved.

10.                               Holder not Deemed a Stockholder.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a Holder, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in the Warrant be construed to confer upon the Holder, solely in such Person’s capacity as a Holder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares to which Person is then entitled to receive upon the due exercise of the Warrant.

11.                               No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of the Warrant.  In lieu of any fractional Warrant Shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Market Price on the Date of Exercise.  The Warrant Agent shall not have any obligation to make any payments in lieu of fractional shares unless and until it receives specific written instructions to do so from the Company (including payment amounts and any necessary calculations) and after the Company shall have provided the Warrant Agent with all necessary funds to pay in full all amounts due and payable with respect thereto.

12.                               Exchange Act Filings.

(a)                                 The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Exchange Act as a result of its acquisition of any Warrant and the Warrant Shares and any future retention or transfer thereof.

(b)                                 The Company shall use its commercially reasonable efforts to file all reports required to be filed pursuant to the Exchange Act.

13.                               Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Election to Purchase) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (with telephone confirmation of receipt) at the facsimile number specified in this Section prior to 5:00 p.m. (New York time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (with telephone confirmation of receipt) at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:

if to the Company:		Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401
Attn: Chief Financial Officer
Facsimile No.: (303) 839-5907

with copy (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, CO 80202
Attn: Deborah Friedman
Facsimile No.: (303) 893-1379

if to the Warrant Agent:		Computershare Trust Company N.A.
250 Royall Street
Canton, MA 02021
	Email:	Stephanie.Harmon@computershare.com
Jodi.Cloney@computershare.com
Facsimile No.: (781) 575-2901

if to the Holder:		Sentient Global Resources Fund IV, L.P.
Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South
P.O. Box 10795
George Town, Grand Cayman KY1-1007
Cayman Islands
Facsimile No.: (345) 946-0921

with copy (which shall not constitute notice) to:

Quinn & Brooks LLP
c/o Gregory A. Smith
P.O. Box 590
Larkspur, CO 80118
Facsimile No.: (720) 294-8374

14.                               Warrant Agent.

(a)                                 The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment.

(b)                                 The Company covenants and agrees to indemnify the Warrant Agent (including its shareholders, members, managers, officers, directors, employees and agents) for, and to hold each of them harmless against, any liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses (including reasonable fees and expenses of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution or amendment of this Agreement and the exercise or performance of its duties hereunder, including the costs and expenses of enforcing its rights hereunder; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its own gross negligence, bad faith, or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(c)                                  The Warrant Agent shall not have any duty to calculate or determine any required adjustments with respect to the Exercise Price and/or the number of Warrant Shares or the kind and amount of securities or other property receivable by the Holder upon the exercise of the Warrant, nor to determine the accuracy or correctness of any such calculation.  All calculations for any Cashless Exercises will be determined by the Company.

(d)                                 The Warrant Agent shall not by any act hereunder be deemed to make any representation as to validity or authorization of the Warrant or the Warrant Certificate (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of the Warrant, or as to the number or kind or amount of securities or other property deliverable upon exercise of the Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives.

(e)                                  From time to time, the Company may provide the Warrant Agent with written instructions concerning the services performed by the Warrant Agent hereunder.  In addition, at any time the Warrant Agent may apply in writing to any officer of the Company for written instruction, and may consult with legal counsel for the Warrant Agent (including an employee of the Warrant Agent) or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement.  The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken, suffered or omitted to be taken by it in reliance upon any Company instructions or upon the advice or opinion of such counsel.  The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(f)                                   Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(g)                                  The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in any Warrant Certificate or for any action taken, suffered or omitted to be taken by it in the absence of bad faith in the belief that the Warrant, Warrant Certificate or any other document or any signature is genuine or properly authorized, (ii) be responsible for any failure by the Company to comply with any of its obligations contained in this Agreement or in the Warrant Certificate, (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) or (iv) have any responsibility to determine whether a transfer of the Warrant complies with applicable securities laws.  The Warrant Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any notice, instruction, request, resolution, waiver, consent, order, certificate, affidavit, statement, or other paper, document or instrument delivered to it.  The Warrant Agent shall not take any instructions or directions except those given in accordance with this Agreement.

(h)                                 The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or the Secretary of the Company and to apply to any such officer for written instructions (which will then be promptly given) and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in the absence of bad faith in accordance with the instructions of any such officer, except for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction), but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

(i)                                     The Warrant Agent may exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided that a final judgment of a court of competent jurisdiction has not determined that the Warrant Agent acted with gross negligence or willful misconduct in the selection and in the continued employment of any persons.  The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction.  The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement.

(j)                                    The Company will take such action as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

(k)                                 The Warrant Agent shall act solely as agent of the Company hereunder and in a ministerial capacity, does not assume any obligation or relationship of agency or trust with the Holder, and shall not be liable for failure to perform any duties that are not specifically set forth herein.

(l)                                     The Warrant Agent may consult with legal counsel satisfactory to it (who may be legal counsel for the Company or an employee of the Warrant Agent), and the Warrant Agent shall incur no liability or responsibility to the Company or to the Holder for any action taken, suffered or omitted by it in the absence of bad faith in accordance with the opinion or advice of such counsel.

(m)                             The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses incurred in connection with the negotiation, preparation, delivery, administration, execution, modification, waiver, delivery, enforcement or amendment of this Agreement and the exercise and performance of its duties hereunder (including the reasonable compensation and expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on its part (each as determined by a final judgment of a court of competent jurisdiction), arising out of or in connection with the acceptance and administration of this Agreement and the exercise and performance of its duties hereunder.

(n)                                 The Warrant Agent, and any shareholder, director, officer, employee or agent of the Warrant Agent, may buy, sell or deal in the Warrant or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(o)                                 No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein.  The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder after giving written notice to the Company, provided, that the Warrant Agent shall continue to be liable for any liability arising as a result of the Warrant Agent’s own gross negligence or willful misconduct, each as determined by a final judgment of a court of competent jurisdiction, until a successor warrant agent is appointed.  The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid.  The Warrant Agent shall, at the Company’s expense, cause to be mailed (by first class mail, postage prepaid) to the Holder at such Holder’s last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be.  Upon such resignation or removal, the Company shall appoint in writing a new warrant agent.  If the Company fails to do so within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder may apply to any court of competent jurisdiction for the appointment of a new warrant agent.  After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent.  Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent.  Failure to give any notice provided for in this Section 14(l), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

(p)                                 Any Person into which the Warrant Agent or any new warrant agent may be merged or converted or any Person resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any Person to which the Warrant Agent transfers substantially all of its corporate trust or shareowner services business shall be a successor Warrant Agent under this Agreement without any further act, provided that such Person (i) would be eligible for appointment as successor to the Warrant Agent under this Agreement or (ii) is a wholly owned subsidiary of the Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the Holder in accordance with Section 13.

(q)                                 The Warrant Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement, instrument or document other than this Agreement, even though reference thereto may be made herein.

(r)                                    All rights and obligations contained in this Section 14 shall survive the termination of this Agreement and the resignation, replacement, incapacity or removal of the Warrant Agent.  All fees and expenses incurred by the Warrant Agent under this Agreement that the Company is required to pay under Section 14(m) prior to the resignation, replacement, incapacity or removal of the Warrant Agent shall be paid by the Company in accordance with Section 14(m) notwithstanding such resignation, replacement, incapacity or removal of the Warrant Agent.

(s)                                   The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to the provisions of this Agreement.

(t)                                    Except as otherwise set forth in this Agreement, the Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrant.

(u)                                 In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(v)                                 In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, Warrant Agent, may, in its sole discretion, following written notice to the Company describing with particularity such ambiguity or uncertainty and the reasons therefor, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(w)                               The Warrant Agent shall not be required to use or risk its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Warrant Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity satisfactory to it.

15.                               Miscellaneous.

(a)                                 Successors and Assigns.  This Agreement  shall be binding on and inure to the benefit of the Company, the Warrant Agent (including all indemnitees hereunder) and the Holder, and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent (including all indemnitees hereunder) and the Holder any legal or equitable right, remedy or cause of action under this Agreement.

(b)                                 Amendments and Waivers.  The Company may, without the consent of the Holder, by supplemental agreement or otherwise, (i) make any changes or corrections in this Agreement that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holder, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that, in the case of (i) or (ii), such changes or corrections shall not adversely affect the interests of the Holder of the Warrant in any material respect.  The Company may, with the consent of the Holder, amend in any way, by supplemental agreement or otherwise, the Warrant.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  The Warrant Agent shall at the request of the Company, and without need of independent inquiry as to whether such supplemental agreement is permitted by the terms of this Section 15(b), join with the Company in the execution and delivery of any such supplemental agreements, but shall not be required to join in such execution and delivery for such supplemental agreement to become effective.  As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 15.  Notwithstanding the foregoing, the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement that affects Warrant Agent’s rights, duties, immunities, liabilities or obligations hereunder.

(c)                                  Choice of Law, etc.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If Holder shall commence an action or proceeding to enforce any provision of this Agreement and it is the prevailing party in that action or proceeding, then the Company shall reimburse the Holder for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)                                 Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(e)                                  Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement, provided, however, that notwithstanding anything herein to the contrary, if any such excluded provision shall affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to immediately resign upon written notice to the Company.

(f)                                   Consequential Damages.  Except with respect to indemnification for third party claims, neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages (including but not limited to lost profits) under any provisions of this Agreement, or arising out of any act or failure to act hereunder, even if that party has been advised of or has foreseen the possibility of such damages.

(g)                                  Further Assurances.  The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(h)                                 Confidentiality.  The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services provided hereunder, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or the rules of any applicable stock exchange, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

(i)                                     Customer Identification Program.  The Company acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify the Company.  Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from the Company that will help the Warrant Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Warrant Agent deems necessary.  The Company agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

(j)                                    Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.  Facsimile, PDF and other electronic signatures shall constitute original signatures for all purposes of this Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized officer as of the date first indicated above.

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name:	Robert P. Vogels
Title:	Senior Vice President & Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Manger

COMPUTERSHARE INC.

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Manger

Exhibit A

EXERCISABLE ON OR AFTER MARCH 11, 2015

AND ON OR BEFORE THE EXPIRATION DATE

No. [ ]	Warrant to Purchase 2,900,000 Shares

Warrant Certificate

WARRANTS TO ACQUIRE COMMON STOCK OF GOLDEN MINERALS COMPANY

This Warrant Certificate certifies that Sentient Global Resources Fund IV, L.P., or registered assigns, is the registered holder of a Warrant (the “Warrant”) to acquire from Golden Minerals Company, a Delaware corporation (the “Company”), the number of fully paid and non-assessable shares of Common Stock, $0.01 par value, of the Company (the “Common Stock”) specified above for consideration equal to the Exercise Price (as defined in the Warrant Agreement (as defined below)) per share of Common Stock.  The Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.  The Warrant evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., New York time, on the Expiration Date.

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock and is issued or to be issued pursuant to a Warrant Agreement dated September 10, 2014 (the “Warrant Agreement”), duly executed and delivered by the Company and Sentient Global Resources Fund IV, L.P. to Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (together, the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (“Holders” meaning, from time to time, the registered holders of the warrant issued thereunder).  To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply.  A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at 350 Indiana Street, Suite 800, Golden, Colorado 80401, Attn:  Chief Financial Officer.  Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.

This Warrant may be exercised, in whole or in part, at any time on or after March 11, 2015 and on or before 5:00 P.M., New York time on the Expiration Date, subject to the terms of the Warrant Agreement including, but not limited to, Section 4 thereof, by delivering the Election to Purchase set forth hereon properly completed and executed.  Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Warrant Agent of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the

“Aggregate Exercise Price”) in certified check, bank draft or via wire transfer, payable to the order of the Warrant Agent, of immediately available funds if the Holder did not notify the Company in such Election to Purchase that such exercise was made pursuant to a Cashless Exercise.  Each exercise must be for a whole number of Warrant Shares.  If this Warrant is submitted in connection with any exercise pursuant to Section 4 of the Warrant Agreement and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon such exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of this Warrant shall be adjusted.  No fractions of a share of Common Stock will be issued upon the exercise of this Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent designated for such purpose by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.

Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

The Holder covenants and agrees that it will not, during the period ending on the date that is four (4) months plus one (1) day after the date of issuance of this Warrant, sell or otherwise effect a trade of this Warrant to any person resident in any province or territory of Canada (collectively, the “Canadian Jurisdictions”) or any person acquiring such Warrant for the benefit of another person resident in any Canadian Jurisdiction, other than in a transaction made in compliance with the prospectus and registration requirements of applicable Canadian securities laws or which otherwise is made in reliance on any available exemptions therefrom (and the Company or the Warrant Agent may require evidence of such compliance). The Holder further agrees and acknowledges that if this Warrant is legally sold in any Canadian Jurisdiction, or to a resident of any Canadian Jurisdiction, within four months after the Initial Issuance Date, this

Warrant and any replacement Warrant Certificate issued within four months after the Initial Issuance Date shall bear the following legend.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE JANUARY 11, 2015.”

This Warrant does not entitle any Holder to any of the rights of a shareholder of the Company.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as of the date set forth below.

GOLDEN MINERALS COMPANY

By:
Name:
Title:

DATED: September 10, 2014

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

COMPUTERSHARE INC.

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE

To Golden Minerals Company:

The undersigned hereby irrevocably elects to exercise the Warrant with respect to                                          Warrant Shares in accordance with the terms of the Warrant Agreement dated September 10, 2014.

1.                                      Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

a Cash Exercise; or

a Cashless Exercise.

2.                                      Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price, in lawful money of the United States, in certified check, bank draft or via wire transfer payable to the order of the Warrant Agent (or as otherwise agreed to by the Company) delivered to the Warrant Agent, together with any applicable taxes and charges payable by the undersigned pursuant to the Warrant.

3.                                      Representations.  By executing this Election to Purchase, the undersigned certifies as follows (check only one of the following boxes):

☐                                    The undersigned holder (i) is acquiring the shares of Common Stock for its own account for investment purposes only, and not with a view to their resale or distribution, (ii) has such knowledge and experience in financial and business affairs so as to be capable of evaluating the merits and risks of an investment in the shares of Common Stock and is able to bear the economic risk of the loss of such investment, and (iii) is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).

☐                                    The undersigned holder (i) is outside the United States (as defined in Regulation S promulgated by the U.S. Securities and Exchange Commission under the U.S. Securities Act) and not a U.S. person (as defined in Regulation S) (a “U.S. Person”), at the time of execution and delivery of this notice; (ii) is not exercising the right provided for herein for the account or benefit of a person in the United States or a U.S. Person; (iii) is not exercising the Warrant with the intent to distribute either directly or indirectly any of the securities acquirable upon exercise in the United States, except in compliance with the U.S. Securities Act; and (iv) has in all other respects complied with the terms of Regulation S of the U.S. Securities Act.

☐                                    The undersigned has delivered herewith an opinion of counsel, addressed to the Company in form and substance satisfactory to the Company, that no violation of the registration provisions of the U.S. Securities Act or the securities laws of any state of the United States would result from the exercise of the Warrant.

The undersigned understands that the certificate representing the Warrant Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned hereby acknowledges that it is aware that the Warrant Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Name:

Address:

Social Security or Tax I.D. No.:

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

DATED this                                                       day of                                                           ,                   .

)
	)	Signature of Registered Holder
)
)
Witness	)	Name of Registered Holder

Note:  The name of the Registered Holder of this Notice of Exercise must be the same as the name appearing on the face page of the Warrant to which this Schedule is attached.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     the right represented by the within Warrant to purchase                     shares of Common Stock of Golden Minerals Company to which the within Warrant relates and appoints                     attorney to transfer said right on the books of Golden Minerals Company with full power of substitution in the premises.

The undersigned confirms that the transfers are made in compliance with all applicable securities legislation and requirements of regulatory authorities.

If the sale evidenced hereby is being made to a U.S. Person (as such term is defined in Regulation S to the United States Securities Act of 1933 (the “U.S. Securities Act”)), the undersigned by the execution of this form of transfer hereby certifies that such sale does not require registration of the Warrant being transferred hereby under the U.S. Securities Act and tenders herewith evidence satisfactory to the Corporation to such effect.

Dated:
(Signature must conform in all respects to name of holder as specified on the front page of the Warrant)

Address of Transferee

In the presence of: